Exhibit 99.1

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FOURTH QUARTER AND FISCAL 2026 EARNINGS AND INCREASES QUARTERLY DIVIDEND TO $0.50 PER SHARE

ARLINGTON, Texas (Business Wire) - October 29, 2026 - D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported fourth quarter and fiscal 2026 results. All comparisons in this release are to the respective prior year period, unless noted otherwise.

Fiscal 2026 Fourth Quarter Highlights
•Net income attributable to D.R. Horton of $741.8 million or $2.67 per diluted share
•Consolidated pre-tax income of $1.0 billion, with a pre-tax profit margin of 10.8%
•Consolidated revenues of $9.4 billion
•Home sales revenues of $8.4 billion on 22,915 homes closed
Fiscal 2026 Highlights
•Net income attributable to D.R. Horton of $2.9 billion or $10.11 per diluted share
•Consolidated pre-tax income of $3.9 billion, with a pre-tax profit margin of 11.8%
•Consolidated revenues of $33.0 billion
•Home sales revenues of $30.6 billion on 84,202 homes closed
•Cash provided by operations totaled $3.5 billion
•Debt to total capital of 20.8%
•Book value per share increased 4% to $85.14
•Repurchased 24.0 million shares of common stock for $3.6 billion, reducing outstanding share count by 8%, and paid cash dividends of $513.3 million
•Return on equity was 12.2% and return on assets was 8.2%

Consolidated Results
Three months ended September 30, 2026
Net income attributable to D.R. Horton for its fourth fiscal quarter decreased 18% to $741.8 million, and earnings per diluted share decreased 12% to $2.67. Consolidated pre-tax income was $1.0 billion on revenues of $9.4 billion, resulting in a pre-tax profit margin of 10.8%. Results for the quarter include $91.4 million of inventory impairment charges to cost of sales in the Company’s rental segment.

Fiscal year ended September 30, 2026
For the fiscal year, net income attributable to D.R. Horton decreased 19% to $2.9 billion, and earnings per diluted share decreased 13% to $10.11. Consolidated pre-tax income was $3.9 billion on revenues of $33.0 billion, resulting in a pre-tax profit margin of 11.8%.

Cash provided by operations was $3.5 billion in fiscal 2026 and consisted primarily of $2.7 billion, $289.5 million, $271.1 million and $148.6 million of cash provided by the homebuilding, Forestar, financial services and rental segments. Total liquidity at year end was $7.2 billion. The Company repaid $600 million principal amount of its 1.3% homebuilding senior notes at maturity in October 2026 and has no other senior note maturities in fiscal 2027. At September 30, 2026, the Company's debt to total capital ratio was 20.8%. Debt to total capital ratio consists of notes payable divided by stockholders' equity plus notes payable.

In fiscal 2026, the Company's return on equity (ROE) was 12.2%, and return on assets (ROA) was 8.2%. ROE is calculated as net income attributable to D.R. Horton for the year divided by average stockholders' equity, where average stockholders' equity is the sum of ending stockholders' equity balances of the trailing five quarters divided by five. ROA is calculated as net income attributable to D.R. Horton for the year divided by average consolidated assets, where average consolidated assets is the sum of total asset balances for the trailing five quarters divided by five.

David Auld, Executive Chairman, said:
"The D.R. Horton team completed our 25th consecutive year as America's largest builder by volume, and we are proud to have provided homeownership to more than 84,000 individuals and families during fiscal 2026, including approximately 43,500 first-time homebuyers. Consolidated pre-tax income for the year totaled $3.9 billion on $33.0 billion of revenues, resulting in a pre-tax profit margin of 11.8%. We generated $3.5 billion of cash from operations in fiscal 2026 and returned $4.1 billion to shareholders through repurchases and dividends while maintaining a strong financial position.

"Housing market conditions became more challenging during the fourth quarter as rising mortgage rates, affordability constraints and cautious consumer sentiment continued to pressure new home demand. Our experienced operators responded with discipline by adjusting incentives, pricing and starts on a community-by-community basis to align our inventory levels with current demand. We expect incentives to remain elevated in fiscal 2027, the extent of which will depend on market conditions throughout the year.

"Our strong liquidity, low leverage, local market expertise and national scale provide us with significant financial and operational flexibility to adapt to changing market conditions and deliver attractive shareholder returns. Over the past 5 years, we have made significant investments in our housing platform as we entered 30 new markets and 7 new states and increased our community count by 65%. Over that same period, book value per share grew at a 15% compound annual rate, while we generated $14.0 billion of operating cash flow and returned all of it to shareholders through repurchases and dividends, reflecting our consistent execution, operational efficiency and disciplined, balanced capital allocation.

"Based on our solid financial position and cash flow, our Board recently increased our quarterly cash dividend by 11% to $0.50 per share, making fiscal 2027 our thirteenth consecutive year of dividend growth. We will continue to focus on delivering value to our homebuyers, gaining market share and generating compelling returns for our shareholders over the long term."

Homebuilding
Three months ended September 30, 2026
Homebuilding revenue for the fourth quarter decreased 2% to $8.4 billion, and homes closed decreased 2% to 22,915 homes. Homebuilding pre-tax income decreased 11% to $891.0 million, and pre-tax profit margin was 10.6%. Net sales orders decreased 7% to 18,619 homes and 9% in value to $6.6 billion. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) was 23% compared to 20% in the prior year quarter.

Fiscal year ended September 30, 2026
Homebuilding revenue for the fiscal year decreased 3% to $30.7 billion, and homes closed decreased 1% to 84,202 homes. Homebuilding pre-tax income decreased 17% to $3.4 billion, and pre-tax profit margin was 11.2%. Net sales orders increased 2% to 84,995 homes and were unchanged in value at $30.9 billion. The cancellation rate was 19% compared to 18% in the prior year.

At fiscal year end, the Company had 28,200 homes in inventory, of which 17,700 were unsold. 8,800 of the Company’s unsold homes were completed, including 600 that had been completed for greater than six months. Of the Company’s homes closed during fiscal 2026, 68% were on lots developed by Forestar or third parties, up from 65% during fiscal 2025.

The Company’s homebuilding return on inventory (ROI) for fiscal 2026 was 16.6%. Homebuilding ROI is calculated as homebuilding pre-tax income for the year divided by average inventory, where average inventory is the sum of ending homebuilding inventory balances for the trailing five quarters divided by five.

Non-Homebuilding Segments
Three months ended September 30, 2026
•Rental: Rental revenues were $647.1 million with a pre-tax loss of $25.3 million, which includes $91.4 million of inventory impairment charges to cost of sales related to nine multi-family rental projects. The Company's rental operations sold 509 single-family rental homes for $134.3 million and 2,182 multi-family rental units for $512.8 million.
•Forestar: Forestar sold 5,004 lots and generated $580.8 million of revenues and $78.6 million of pre-tax income, resulting in a pre-tax profit margin of 13.5%.
•Financial Services: Financial services revenues were $219.2 million with pre-tax income of $78.2 million, resulting in a pre-tax profit margin of 35.7%.
Fiscal year ended September 30, 2026
•Rental: Rental revenues were $1.2 billion with pre-tax income of $18.2 million, which includes $91.4 million of inventory impairment charges to cost of sales. The Company's rental operations sold 2,073 single-family rental homes for $560.0 million and 2,737 multi-family rental units for $666.5 million. At year end, the consolidated balance sheet included $291.3 million of single-family rental property inventory and $2.3 billion of multi-family rental property inventory.
•Forestar: Forestar sold 13,545 lots and generated $1.6 billion of revenues and $192.1 million of pre-tax income, resulting in a pre-tax profit margin of 11.7%.
•Financial Services: Financial services revenues were $817.3 million with pre-tax income of $258.1 million, resulting in a pre-tax profit margin of 31.6%.

Share Repurchases and Dividends
During the fourth quarter of fiscal 2026, the Company repurchased 9.4 million shares of common stock for $1.4 billion, for a total of 24.0 million shares repurchased for $3.6 billion during the year. Common shares outstanding at September 30, 2026 totaled 271.4 million, down 8% from a year ago, and the remaining stock repurchase authorization was $4.7 billion.

The Company paid cash dividends of $125.0 million during the fourth quarter of fiscal 2026, for a total of $513.3 million of dividends paid during the year. Subsequent to year-end, the Company declared a quarterly cash dividend of $0.50 per share, an increase of 11% from its most recent dividend paid. The dividend is payable on November 19, 2026 to stockholders of record on November 12, 2026.

Guidance
Based on current market conditions, D.R. Horton is providing initial guidance for fiscal 2027 including:
•Consolidated revenues in the range of $30.0 billion to $32.0 billion
•Homes closed by homebuilding operations of 79,000 homes to 84,000 homes
•Income tax rate of approximately 25.5%
•Consolidated cash flow provided by operations of approximately $3.5 billion
•Share repurchases of approximately $3.0 billion
•Dividend payments of approximately $500 million
The Company plans to also provide guidance for its first quarter of fiscal 2027 on its conference call today.

Conference Call and Webcast Details
The Company will host a conference call today (Thursday, October 29) at 8:30 a.m. Eastern Time. The dial-in number is 888-506-0062 (reference entry code 356495), and the call will also be webcast from the Company's website at investor.drhorton.com.

Fiscal 2027 Conference Calls
The Company plans to release financial results for each quarter of fiscal 2027 before the market opens, with a conference call to begin at 8:30 a.m. Eastern Time, on the following dates. Details on how to access the conference calls will be available at a later date.
•First quarter: Tuesday, January 19, 2027
•Second quarter: Tuesday, April 20, 2027
•Third quarter: Thursday, July 22, 2027
•Fourth quarter and fiscal year: Tuesday, October 26, 2027

About D.R. Horton, Inc.
D.R. Horton, Inc., America’s Builder, has closed more than 1.3 million homes in its 48-year history and has been the largest homebuilder in the United States by volume since 2002. D.R. Horton has operations in 128 markets in 38 states across the United States and is engaged in the construction and sale of high-quality homes through its diverse product portfolio with sales prices generally ranging from $200,000 to $700,000. The Company also constructs and sells both single-family and multi-family rental properties. During its fiscal year ended September 30, 2026, D.R. Horton closed 84,202 homes in its homebuilding operations, in addition to 2,073 single-family rental homes and 2,737 multi-family rental units in its rental operations. D.R. Horton also provides mortgage financing, title services and insurance agency services for its homebuyers and is the majority-owner of Forestar Group Inc., a publicly traded national residential lot development company.

Forward-Looking Statements
Portions of this document may constitute "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that we expect incentives to remain elevated in fiscal 2027, the extent of which will depend on market conditions throughout the year; our strong liquidity, low leverage, local market expertise and national scale provide us with significant financial and operational flexibility to adapt to changing market conditions and deliver attractive shareholder returns; based on our solid financial position and cash flow, our Board recently increased our quarterly cash dividend by 11% to $0.50 per share, making fiscal 2027 our thirteenth consecutive year of dividend growth; and we will continue to focus on delivering value to our homebuyers, gaining market share and generating compelling returns for our shareholders over the long term. The forward-looking statements also include all metrics in the Guidance section. Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to:
•the cyclical nature of the homebuilding, rental and land development operations and changes in economic, real estate or other conditions;
•adverse developments affecting the capital markets and financial institutions, which could limit our ability to access capital, increase our cost of capital and impact our liquidity and capital resources;
•reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates;
•the risks associated with our land, lot and rental inventory;
•our ability to effect our growth strategies, acquisitions, investments or other strategic initiatives successfully;
•the impact of an inflationary, deflationary or higher interest rate environment;
•risks of acquiring land, building materials and skilled labor and challenges obtaining regulatory approvals;
•the effects of public health issues such as a major epidemic or pandemic on the economy and our businesses;
•the effects of weather conditions and natural disasters on our business and financial results;
•home warranty and construction defect claims;
•the effects of health and safety incidents;
•reductions in the availability of performance bonds;
•increases in the costs of owning a home;
•the effects of information technology failures, cybersecurity incidents, and the failure to satisfy privacy and data protection laws and regulations;
•risks related to the use of artificial intelligence in our business operations;
•the effects of governmental regulations and environmental matters on our land development and housing operations;
•the effects of changes in income tax and securities laws;
•the effects of governmental regulations on our financial services operations;
•the effects of competitive conditions within the industries in which we operate;
•our ability to manage and service our debt and comply with related debt covenants, restrictions and limitations;
•the effects of negative publicity;
•the effects of the loss of key personnel; and
•the effects of actions by activist stockholders.

Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and its most recent quarterly report on Form 10-Q, both of which are filed with the Securities and Exchange Commission.

Contact
D.R. Horton, Inc.
Jessica Hansen, 817-390-8200
Senior Vice President - Communications
InvestorRelations@drhorton.com

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,
	2026	2025
	(In millions)
ASSETS
Cash and cash equivalents	$2,060.4	$2,985.4
Restricted cash	55.0	47.9
Total cash, cash equivalents and restricted cash	2,115.4	3,033.3
Inventories:
Construction in progress and finished homes	7,519.9	7,648.5
Residential land and lots — developed, under development, held for development and held for sale	14,913.3	14,935.5
Rental properties	2,632.6	2,703.3
Total inventory	25,065.8	25,287.3
Mortgage loans held for sale	2,570.0	2,566.5
Deferred tax asset, net	—	44.5
Property and equipment, net	633.5	578.9
Other assets	4,270.1	3,797.2
Goodwill	163.5	163.5
Total assets	$34,818.3	$35,471.2
LIABILITIES
Accounts payable	$1,114.6	$1,221.9
Deferred tax liability, net	99.2	—
Accrued expenses and other liabilities	3,836.4	3,541.6
Notes payable	6,053.9	5,965.5
Total liabilities	11,104.1	10,729.0
EQUITY
Common stock, $.01 par value, 1,000,000,000 shares authorized, 404,975,758 shares issued and 271,435,610 shares outstanding at September 30, 2026 and 404,031,443 shares issued and 294,475,153 shares outstanding at September 30, 2025	4.0	4.0
Additional paid-in capital	3,670.4	3,576.1
Retained earnings	33,417.5	31,041.4
Treasury stock, 133,540,148 shares and 109,556,290 shares at September 30, 2026 and 2025, respectively, at cost	(13,982.4)	(10,431.1)
Stockholders’ equity	23,109.5	24,190.4
Noncontrolling interests	604.7	551.8
Total equity	23,714.2	24,742.2
Total liabilities and equity	$34,818.3	$35,471.2

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Year Ended September 30,
	2026	2025	2026	2025
	(In millions, except per share data)
Revenues	$9,371.3	$9,677.8	$33,043.4	$34,250.4
Cost of sales	7,454.7	7,581.1	25,682.7	26,134.2
Selling, general and administrative expense	989.0	970.9	3,748.6	3,692.0
Other (income) expense	(87.0)	(79.0)	(294.1)	(315.7)
Income before income taxes	1,014.6	1,204.8	3,906.2	4,739.9
Income tax expense	255.3	288.0	968.8	1,119.0
Net income	759.3	916.8	2,937.4	3,620.9
Net income attributable to noncontrolling interests	17.5	11.5	48.0	35.7
Net income attributable to D.R. Horton, Inc.	$741.8	$905.3	$2,889.4	$3,585.2

Net income per share attributable to D.R. Horton, Inc.
Basic	$2.68	$3.06	$10.14	$11.62
Diluted	$2.67	$3.04	$10.11	$11.57

Weighted average shares outstanding
Basic	277.0	296.2	284.8	308.5
Diluted	277.9	297.4	285.8	309.9

Other Consolidated Financial Data
Interest charged to cost of sales	$67.0	$57.2	$182.5	$158.1
Depreciation and amortization	$31.7	$27.4	$116.5	$101.3
Interest incurred	$67.9	$68.5	$257.8	$241.7

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Year Ended September 30,
	2026	2025
	(In millions)
OPERATING ACTIVITIES
Net income	$2,937.4	$3,620.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	116.5	101.3
Stock-based compensation expense	134.0	131.0
Deferred income taxes	143.9	123.2
Inventory and land option charges	199.6	158.1
Changes in operating assets and liabilities:
Decrease in construction in progress and finished homes	146.3	1,228.8
Decrease (increase) in residential land and lots – developed, under development, held for development and held for sale	21.2	(1,884.3)
(Increase) decrease in rental properties	(23.8)	195.4
Increase in other assets	(421.0)	(248.2)
Increase in mortgage loans held for sale	(3.5)	(89.0)
Increase in accounts payable, accrued expenses and other liabilities	256.6	83.7
Net cash provided by operating activities	3,507.2	3,420.9
INVESTING ACTIVITIES
Expenditures for property and equipment	(160.4)	(137.4)
Proceeds from sale of assets	—	22.9
Payments related to business acquisitions, net of cash acquired	(124.1)	(53.1)
Other investing activities	(27.3)	(1.1)
Net cash used in investing activities	(311.8)	(168.7)
FINANCING ACTIVITIES
Proceeds from notes payable	5,423.6	3,272.0
Repayment of notes payable	(5,378.5)	(3,142.8)
Repayments on mortgage repurchase facilities, net	(36.3)	(125.5)
Proceeds from stock associated with certain employee benefit plans	18.3	18.5
Cash paid for shares withheld for taxes	(55.4)	(64.2)
Cash dividends paid	(513.3)	(494.8)
Repurchases of common stock	(3,523.8)	(4,281.6)
Net other financing activities	(47.9)	55.5
Net cash used in financing activities	(4,113.3)	(4,762.9)
Net decrease in cash, cash equivalents and restricted cash	(917.9)	(1,510.7)
Cash, cash equivalents and restricted cash at beginning of year	3,033.3	4,544.0
Cash, cash equivalents and restricted cash at end of year	$2,115.4	$3,033.3
SUPPLEMENTAL CASH FLOW INFORMATION
Income taxes paid, net	$869.4	$1,020.5
SUPPLEMENTAL DISCLOSURES OF NON-CASH ACTIVITIES
Notes payable issued for inventory	$—	$5.5
Stock issued under employee incentive plans	$114.7	$147.6
Repurchases of common stock not settled	$34.6	$—

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	September 30, 2026
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$1,029.2	$108.0	$657.0	$248.0	$18.2	$2,060.4
Restricted cash	30.3	3.9	—	20.8	—	55.0
Inventories:
Construction in progress and finished homes	7,618.9	—	—	—	(99.0)	7,519.9
Residential land and lots	12,706.1	—	2,530.8	—	(323.6)	14,913.3
Rental properties	—	2,640.6	—	—	(8.0)	2,632.6
	20,325.0	2,640.6	2,530.8	—	(430.6)	25,065.8
Mortgage loans held for sale	—	—	—	2,570.0	—	2,570.0
Property and equipment, net	582.9	0.3	6.9	3.9	39.5	633.5
Other assets	3,700.9	57.3	115.2	408.7	(12.0)	4,270.1
Goodwill	134.3	—	—	—	29.2	163.5
	$25,802.6	$2,810.1	$3,309.9	$3,251.4	$(355.7)	$34,818.3
Liabilities
Accounts payable	$962.4	$270.3	$64.5	$—	$(182.6)	$1,114.6
Deferred tax liability, net	(12.4)	51.4	100.1	8.1	(48.0)	99.2
Accrued expenses and other liabilities	3,161.4	65.4	433.5	533.7	(357.6)	3,836.4
Notes payable	3,477.5	410.2	794.2	1,372.0	—	6,053.9
	$7,588.9	$797.3	$1,392.3	$1,913.8	$(588.2)	$11,104.1

	September 30, 2025
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$2,210.5	$140.8	$379.2	$244.5	$10.4	$2,985.4
Restricted cash	25.5	2.5	—	19.9	—	47.9
Inventories:
Construction in progress and finished homes	7,743.7	—	—	—	(95.2)	7,648.5
Residential land and lots	12,572.8	—	2,645.1	—	(282.4)	14,935.5
Rental properties	—	2,710.4	—	—	(7.1)	2,703.3
	20,316.5	2,710.4	2,645.1	—	(384.7)	25,287.3
Mortgage loans held for sale	—	—	—	2,566.5	—	2,566.5
Deferred tax asset, net	125.7	(42.2)	—	—	(39.0)	44.5
Property and equipment, net	543.0	0.6	8.1	4.3	22.9	578.9
Other assets	3,344.1	38.9	104.6	220.6	89.0	3,797.2
Goodwill	134.3	—	—	—	29.2	163.5
	$26,699.6	$2,851.0	$3,137.0	$3,055.8	$(272.2)	$35,471.2
Liabilities
Accounts payable	$1,016.8	$230.6	$71.0	$0.7	$(97.2)	$1,221.9
Accrued expenses and other liabilities	3,122.1	34.7	494.3	294.7	(404.2)	3,541.6
Notes payable	3,154.4	600.0	802.8	1,408.3	—	5,965.5
	$7,293.3	$865.3	$1,368.1	$1,703.7	$(501.4)	$10,729.0
_________________
(1)Amounts include the balances of the Company's other businesses and the elimination of intercompany transactions.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended September 30, 2026
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$8,377.6	$—	$—	$—	$—	$8,377.6
Land/lot sales and other	5.2	—	580.8	—	(458.6)	127.4
Rental property sales	—	647.1	—	—	—	647.1
Financial services	—	—	—	219.2	—	219.2
	8,382.8	647.1	580.8	219.2	(458.6)	9,371.3
Cost of sales
Home sales (2)	6,742.0	—	—	—	(80.4)	6,661.6
Land/lot sales and other	2.6	—	466.7	—	(374.2)	95.1
Rental property sales	—	564.2	—	—	(0.5)	563.7
Inventory and land option charges	29.3	94.0	11.0	—	—	134.3
	6,773.9	658.2	477.7	—	(455.1)	7,454.7
Selling, general and administrative expense	729.3	53.1	38.4	163.3	4.9	989.0
Other (income) expense (3)	(11.4)	(38.9)	(13.9)	(22.3)	(0.5)	(87.0)
Income (loss) before income taxes	$891.0	$(25.3)	$78.6	$78.2	$(7.9)	$1,014.6

	Year Ended September 30, 2026
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$30,617.8	$—	$—	$—	$—	$30,617.8
Land/lot sales and other	43.3	—	1,635.1	—	(1,304.6)	373.8
Rental property sales	—	1,234.5	—	—	—	1,234.5
Financial services	—	—	—	817.3	—	817.3
	30,661.1	1,234.5	1,635.1	817.3	(1,304.6)	33,043.4
Cost of sales
Home sales (2)	24,437.3	—	—	—	(271.5)	24,165.8
Land/lot sales and other	32.2	—	1,293.7	—	(1,062.3)	263.6
Rental property sales	—	1,058.0	—	—	(4.3)	1,053.7
Inventory and land option charges	86.0	94.4	19.0	—	0.2	199.6
	24,555.5	1,152.4	1,312.7	—	(1,337.9)	25,682.7
Selling, general and administrative expense	2,731.3	207.5	151.0	640.3	18.5	3,748.6
Other (income) expense (3)	(49.3)	(143.6)	(20.7)	(81.1)	0.6	(294.1)
Income before income taxes	$3,423.6	$18.2	$192.1	$258.1	$14.2	$3,906.2
Summary Cash Flow Information
Cash provided by operating activities	$2,716.2	$148.6	$289.5	$271.1	$81.8	$3,507.2
_________________
(1)Amounts include the results of the Company's other businesses and the elimination of intercompany transactions.
(2)Amount in the Eliminations and Other column represents the recognition of profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.
(3)Other (income) expense primarily includes interest income but also consists of various other types of ancillary income, gains, expenses and losses not directly associated with sales of homes, land and lots.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended September 30, 2025
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$8,544.0	$—	$—	$—	$—	$8,544.0
Land/lot sales and other	20.4	—	670.5	—	(580.8)	110.1
Rental property sales	—	805.4	—	—	—	805.4
Financial services	—	—	—	218.3	—	218.3
	8,564.4	805.4	670.5	218.3	(580.8)	9,677.8
Cost of sales
Home sales (2)	6,836.5	—	—	—	(62.0)	6,774.5
Land/lot sales and other	16.4	—	517.5	—	(456.7)	77.2
Rental property sales	—	675.7	—	—	(3.6)	672.1
Inventory and land option charges	51.0	3.0	3.3	—	—	57.3
	6,903.9	678.7	520.8	—	(522.3)	7,581.1
Selling, general and administrative expense	678.5	79.4	42.7	166.0	4.3	970.9
Other (income) expense (3)	(18.7)	(33.2)	(6.1)	(23.5)	2.5	(79.0)
Income before income taxes	$1,000.7	$80.5	$113.1	$75.8	$(65.3)	$1,204.8

	Year Ended September 30, 2025
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$31,432.0	$—	$—	$—	$—	$31,432.0
Land/lot sales and other	83.5	—	1,662.4	—	(1,409.1)	336.8
Rental property sales	—	1,640.4	—	—	—	1,640.4
Financial services	—	—	—	841.2	—	841.2
	31,515.5	1,640.4	1,662.4	841.2	(1,409.1)	34,250.4
Cost of sales
Home sales (2)	24,664.9	—	—	—	(227.3)	24,437.6
Land/lot sales and other	50.1	—	1,291.7	—	(1,132.5)	209.3
Rental property sales	—	1,333.4	—	—	(4.2)	1,329.2
Inventory and land option charges	144.2	7.3	7.2	—	(0.6)	158.1
	24,859.2	1,340.7	1,298.9	—	(1,364.6)	26,134.2
Selling, general and administrative expense	2,623.1	245.2	154.4	651.4	17.9	3,692.0
Other (income) expense (3)	(101.7)	(115.5)	(10.2)	(88.9)	0.6	(315.7)
Income before income taxes	$4,134.9	$170.0	$219.3	$278.7	$(63.0)	$4,739.9
Summary Cash Flow Information
Cash provided by (used in) operating activities	$3,407.6	$105.5	$(197.7)	$173.2	$(67.7)	$3,420.9
_________________
(1)Amounts include the results of the Company's other businesses and the elimination of intercompany transactions.
(2)Amount in the Eliminations and Other column represents the recognition of profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.
(3)Other (income) expense primarily includes interest income but also consists of various other types of ancillary income, gains, expenses and losses not directly associated with sales of homes, land and lots.

D.R. HORTON, INC. AND SUBSIDIARIES
SALES, CLOSINGS AND BACKLOG
HOMEBUILDING SEGMENT
(Dollars in millions)

NET SALES ORDERS
	Three Months Ended September 30,				Year Ended September 30,
	2026		2025		2026		2025
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
Northwest	1,013	$513.7	1,235	$699.1	4,353	$2,290.8	4,938	$2,679.2
Southwest	2,052	974.1	2,384	1,114.1	9,096	4,388.2	9,325	4,436.4
South Central	4,548	1,316.3	5,352	1,592.7	22,311	6,638.6	22,000	6,744.9
Southeast	4,544	1,506.3	4,623	1,531.6	19,971	6,730.2	19,700	6,625.8
East	4,023	1,334.5	4,062	1,378.4	17,900	6,113.3	17,290	5,958.3
North	2,439	994.8	2,422	1,010.1	11,364	4,733.7	10,170	4,315.9
	18,619	$6,639.7	20,078	$7,326.0	84,995	$30,894.8	83,423	$30,760.5

HOMES CLOSED
	Three Months Ended September 30,				Year Ended September 30,
	2026		2025		2026		2025
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
Northwest	1,259	$646.7	1,448	$793.3	4,486	$2,384.7	4,997	$2,685.7
Southwest	2,515	1,225.4	2,567	1,203.9	9,013	4,312.0	9,504	4,573.7
South Central	5,646	1,684.0	6,376	1,930.8	22,045	6,551.9	22,319	6,885.4
Southeast	5,044	1,707.2	5,051	1,683.9	19,741	6,628.3	20,390	6,939.4
East	5,277	1,796.9	5,204	1,794.6	17,991	6,183.6	17,711	6,131.1
North	3,174	1,317.4	2,722	1,137.5	10,926	4,557.3	9,942	4,216.7
	22,915	$8,377.6	23,368	$8,544.0	84,202	$30,617.8	84,863	$31,432.0

SALES ORDER BACKLOG
	As of September 30,
	2026		2025
	Homes	Value	Homes	Value
Northwest	343	$183.9	476	$277.8
Southwest	1,118	562.6	1,035	486.4
South Central	2,701	839.8	2,435	753.1
Southeast	2,635	923.8	2,405	821.9
East	2,341	813.6	2,323	839.5
North	2,576	1,131.4	2,111	941.4
	11,714	$4,455.1	10,785	$4,120.1

D.R. HORTON, INC. AND SUBSIDIARIES
LAND AND LOT POSITION AND HOMES IN INVENTORY
HOMEBUILDING SEGMENT

LAND AND LOT POSITION

	September 30, 2026			September 30, 2025
	Land/Lots Owned (1)	Lots Controlled Through Land and Lot Purchase Contracts (2)	Total Land/Lots Owned and Controlled	Land/Lots Owned (1)	Lots Controlled Through Land and Lot Purchase Contracts (2)	Total Land/Lots Owned and Controlled
Northwest	10,500	16,900	27,400	12,200	17,100	29,300
Southwest	17,300	31,200	48,500	19,600	31,200	50,800
South Central	30,900	115,400	146,300	35,900	111,900	147,800
Southeast	27,600	103,300	130,900	31,500	113,600	145,100
East	28,600	104,600	133,200	31,500	111,100	142,600
North	15,600	68,700	84,300	16,300	60,000	76,300
	130,500	440,100	570,600	147,000	444,900	591,900
	23%	77%	100%	25%	75%	100%
_____________
(1)Land/lots owned included 77,300 and 78,400 owned lots that are fully developed and ready for home construction at September 30, 2026 and 2025, respectively.
(2)Lots controlled at September 30, 2026 included 38,400 lots owned or controlled by Forestar, 19,800 of which our homebuilding divisions had under contract to purchase and 18,600 of which our homebuilding divisions had a right of first offer to purchase. Lots controlled at September 30, 2025 included 40,400 lots owned or controlled by Forestar, 22,800 of which our homebuilding divisions had under contract to purchase and 17,600 of which our homebuilding divisions had a right of first offer to purchase.

HOMES IN INVENTORY (1)

	September 30,
	2026	2025
Northwest	1,600	1,700
Southwest	2,600	3,200
South Central	7,000	7,700
Southeast	6,200	6,300
East	6,000	6,300
North	4,800	4,400
	28,200	29,600
_____________
(1)Homes in inventory exclude model homes and homes related to our rental operations.